SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2004

CORAUTUS GENETICS INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	0-27264	33-0687976
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 Fifth Street, NW

Suite 313 Atlanta, Georgia 30308

(Address of principal executive offices, including zip code)

(404) 526-6200

(Registrant’s telephone number, including area code)

Item 5. Other Events

On July 7, 2004, Corautus Genetics Inc. issued a news release, attached hereto as Exhibit 99.1, announcing that it has raised $9.85 million in a private placement of common stock and warrants with institutional investors. The first tranche of the investment in the amount of $4.925 million has closed. The second $4.925 million tranche has been placed into escrow and will close upon the treatment of the first patient in the upcoming Phase IIb clinical trial for the treatment of severe cardiovascular disease.

Item	7. Financial Statements and Exhibits

(c)

Exhibit Number	Description
99.1	Press Release dated July 7, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corautus Genetics Inc.

Date: July 8, 2004	By:	/s/ Jack W. Callicutt
Jack W. Callicutt
Vice President - Finance and Administration,
Chief Accounting Officer and Assistant Secretary